EXHIBIT 10.4

ENVIRONMENTAL INDEMNITY AGREEMENT

THIS ENVIRONMENTAL INDEMNITY AGREEMENT (this “Agreement”) is made as of the 1st day of September, 2010, by THE ENTITIES SET FORTH ON SCHEDULE A ATTACHED HERETO, each having an office at 2901 Butterfield Road, Oak Brook, Illinois 60523 (collectively, “Indemnitor”), in favor of JPMORGAN CHASE BANK, N.A., a banking association chartered under the laws of the United States of America, having an address at 383 Madison Avenue, New York, New York 10179 (together with its successors and assigns, “Indemnitee”) and the other Indemnified Parties (defined below).

RECITALS:

A.

Indemnitee is prepared to make a loan (the “Loan”) to Indemnitor in the original principal amount of $20,700,000.00 pursuant to a Loan Agreement of even date herewith between Indemnitor and Indemnitee (as the same may hereafter be amended, restated, replaced, supplemented, renewed, extended or otherwise modified from time to time, the “Loan Agreement”), which Loan shall be evidenced by that certain Promissory Note of even date herewith given by Indemnitor in favor of Indemnitee in the original principal amount of Twenty Million Seven Hundred Thousand and No/100 Dollars ($20,700,000.00) (such Promissory Note, together with all extensions, renewals, replacements, restatements or modifications thereof, the “Note”).

B.

The Loan is secured by, among other things, those certain mortgages and deeds of trust given by Indemnitor to or for the benefit of Indemnitee (such mortgages and deeds of trust, as the same may hereafter be amended, restated, replaced, supplemented, renewed, extended or otherwise modified from time to time, collectively, the “Mortgages”), which Mortgages encumber each of the real properties (or the leasehold estates in the real properties) described in Exhibit A attached hereto (collectively referred to as the “Land”; the Land, together with all structures, buildings and improvements now or hereafter located on the Land, collectively referred to as the “Property”).  Capitalized terms not otherwise defined herein shall have the meaning set forth in the Loan Agreement.

C.

Indemnitee is unwilling to make the Loan unless Indemnitor agrees to provide the indemnification, representations, warranties, covenants and other matters described in this Agreement for the benefit of the Indemnified Parties.

D.

Indemnitor is entering into this Agreement to induce Indemnitee to make the Loan.

AGREEMENT:

NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Indemnitor hereby represents, warrants, covenants and agrees for the benefit of the Indemnified Parties as follows:

1.

Environmental Representations And Warranties.  Except as otherwise disclosed by those certain Phase I environmental reports (or Phase II environmental reports, if required) in respect of the Property delivered to Indemnitee by Indemnitor (collectively referred to below as the “Environmental Report”), copies of which have been provided to Indemnitee, Indemnitor represents and warrants that (a) there are no Hazardous Substances (defined below) or underground storage tanks in, on, or under the Property, except those that are both (i) in compliance with all Environmental Law (defined below) and with permits issued pursuant thereto and (ii) fully disclosed to Indemnitee in writing pursuant to the Environmental Report; (b) there are no past, present or threatened Releases (defined below) of Hazardous Substances in, on, under or from the Property which have not been fully remediated in accordance with Environmental Law; (c) there is no threat of any Release of Hazardous Substances migrating to the Property; (d) there is no past or present non-compliance with Environmental Law, or with permits issued pursuant thereto, in connection with the Property which has not been fully remediated in accordance with Environmental Law; (e) Indemnitor does not know of, and has not received, any written or oral notice or other communication from any Person (including but not limited to a Governmental Authority) relating to Hazardous Substances or Remediation (defined below) thereof, of possible liability of any Person pursuant to any Environmental Law, other environmental conditions in connection with the Property, or any actual or potential administrative or judicial proceedings in connection with any of the foregoing; and (f) Indemnitor has truthfully and fully provided to Indemnitee, in writing, any and all information relating to conditions in, on, under or from the Property that is known to Indemnitor and that is contained in files and records of Indemnitor, including but not limited to any reports relating to Hazardous Substances in, on, under or from the Property and/or to the environmental condition of the Property.

2.

Environmental Covenants.  Indemnitor covenants and agrees that:  (a) all uses and operations on or of the Property, whether by Indemnitor or any other Person, shall be in compliance with all Environmental Law and permits issued pursuant thereto; (b) there shall be no Releases of Hazardous Substances in, on, under or from the Property; (c) there shall be no Hazardous Substances in, on, or under the Property, except those that are both (i) in compliance with all Environmental Law and with permits issued pursuant thereto and (ii) fully disclosed to Indemnitee in writing; (d) subject to a right to contest under applicable environmental law, provided any such contest stays any enforcement proceeding by the applicable authority, Indemnitor shall keep the Property free and clear of all liens and other encumbrances imposed pursuant to any Environmental Law, whether due to any act or omission of Indemnitor or any other Person (the “Environmental Liens”); (e) Indemnitor shall, at its sole cost and expense, fully and expeditiously cooperate in all activities pursuant to Section 3 hereof, including but not limited to providing all relevant information and making knowledgeable persons available for interviews; (f) Indemnitor shall, at its sole cost and expense, perform any environmental site assessment or other investigation of environmental conditions in connection with the Property, pursuant to any reasonable written request of Indemnitee made in the event that Indemnitee has a good faith reason to believe based upon credible evidence or information that an environmental hazard exists on or affects the Property (including but not limited to sampling, testing and analysis of soil, water, air, building materials, and other materials and substances whether solid, liquid or gas), and share with Indemnitee the reports and other results thereof, and Indemnitee and the other Indemnified Parties shall be entitled to rely on such reports and other results thereof; (g) Indemnitor shall, at its sole cost and expense, comply with all reasonable written requests of Indemnitee made in the event that Indemnitee has a good faith reason to believe based on credible evidence or information that an environmental hazard exists on or affects the Property to (i) effectuate Remediation of any condition (including but not limited to a Release of a Hazardous Substance) in, on, under or from the Property; (ii) comply with any Environmental Law; (iii) comply with any directive from any Governmental Authority; and (iv) take any other reasonable action necessary or appropriate for protection of human health or the environment; (h) Indemnitor shall not do or allow any tenant or other user of the Property to do any act that materially increases the dangers to human health or the environment, poses an unreasonable risk of harm to any Person (whether on or off the Property), impairs or may impair the value of the Property, is contrary to any requirement of any insurer, constitutes a public or private nuisance, constitutes waste, or violates any covenant, condition, agreement or easement applicable to the Property; and (i) Indemnitor shall immediately notify Indemnitee in writing of (A) any presence or Releases or threatened Releases of Hazardous Substances in, on, under, from or migrating towards the Property; (B) any non-compliance with any Environmental Law related in any way to the Property; (C) any actual or potential Environmental Lien; (D) any required or proposed Remediation of environmental conditions relating to the Property; and (E) any written or oral notice or other communication of which any Indemnitor becomes aware from any source whatsoever (including but not limited to a governmental entity) relating in any way to Hazardous Substances or Remediation thereof, possible liability of any Person pursuant to any Environmental Law, other environmental conditions in connection with the Property, or any actual or potential administrative or judicial proceedings in connection with anything referred to in this Agreement.

3.

Indemnified Rights/Cooperation and Access.  In the event the Indemnified Parties have reason to believe that an environmental hazard exists on the Property, upon reasonable notice to Indemnitor, the Indemnified Parties and any other Person designated by the Indemnified Parties (including but not limited to any receiver, any representative of a governmental entity and any environmental consultant), shall have the right but not the obligation to enter upon the Property at all reasonable times to assess any and all aspects of the environmental condition of the Property and its use, including but not limited to conducting any environmental assessment or audit (the scope of which shall be determined in Indemnitee’s sole and absolute discretion) and taking samples of soil, groundwater or other water, air or building materials, and reasonably conducting other invasive testing.  Indemnitor shall cooperate with and provide access to the Indemnified Parties and any such Person designated by the Indemnified Parties.

4.

Indemnification.  Indemnitor covenants and agrees, at its sole cost and expense, to protect, defend, indemnify, release and hold the Indemnified Parties harmless from and against any and all Losses (defined below) imposed upon or incurred by or asserted against any Indemnified Parties and directly or indirectly arising out of or in any way relating to any one or more of the following:  (a) any presence of any Hazardous Substances in, on, above, or under the Property; (b) any past, present or threatened Release of Hazardous Substances in, on, above, under or from the Property; (c) any activity by Indemnitor, any Person affiliated with Indemnitor, and any tenant or other user of the Property in connection with any actual, proposed or threatened use, treatment, storage, holding, existence, disposition or other Release, generation, production, manufacturing, processing, refining, control, management, abatement, removal, handling, transfer or transportation to or from the Property of any Hazardous Substances at any time located in, under, on or above the Property; (d) any activity by Indemnitor, any Person affiliated with Indemnitor, and any tenant or other user of the Property in connection with any actual or proposed Remediation of any Hazardous Substances at any time located in, under, on or above the Property, whether or not such Remediation is voluntary or pursuant to court or administrative order, including but not limited to any removal, remedial or corrective action; (e) any past, present or threatened non-compliance or violations of any Environmental Law (or permits issued pursuant to any Environmental Law) in connection with the Property or operations thereon, including but not limited to any failure by Indemnitor, any Person affiliated with Indemnitor, and any tenant or other user of the Property to comply with any order of any Governmental Authority in connection with any Environmental Law; (f) the imposition, recording or filing or the threatened imposition, recording or filing of any Environmental Lien encumbering the Property; (g) any administrative processes or proceedings or judicial proceedings in any way connected with any matter addressed in this Agreement; (h) any past, present or threatened injury to, destruction of or loss of natural resources in any way connected with the Property, including but not limited to costs to investigate and assess such injury, destruction or loss; (i) any acts of Indemnitor, any Person affiliated with Indemnitor, and any tenant or other user of the Property in arranging for disposal or treatment, or arranging with a transporter for transport for disposal or treatment, of Hazardous Substances at any facility or incineration vessel containing such or similar Hazardous Substances; (j) any acts of Indemnitor, any Person affiliated with any Indemnitor, and any tenant or other user of the Property in accepting any Hazardous Substances for transport to disposal or treatment facilities, incineration vessels or sites from which there is a Release, or a threatened Release of any Hazardous Substance which causes the incurrence of costs for Remediation; (k) any personal injury, wrongful death, or property or other damage arising under any statutory or common law or tort law theory, including but not limited to damages assessed for private or public nuisance or for the conducting of an abnormally dangerous activity on or near the Property; and (l) any misrepresentation or inaccuracy in any representation or warranty or material breach or failure to perform any covenants or other obligations pursuant to this Agreement, the Loan Agreement or the Mortgages.

5.

Duty to Defend and Attorneys and Other Fees and Expenses.  Upon written request by any Indemnified Party, Indemnitor shall defend same (if requested by any Indemnified Party, in the name of the Indemnified Party) by attorneys and other professionals approved by the Indemnified Parties.  Notwithstanding the foregoing, any Indemnified Parties may, in their sole and absolute discretion, engage their own attorneys and other professionals to defend or assist them, and, at the option of such Indemnified Parties, their attorneys shall control the resolution of any claim or proceeding, provided that no compromise or settlement shall be entered without Indemnitor’s consent, which consent shall not be unreasonably withheld.  Upon demand, Indemnitor shall pay or, in the sole and absolute discretion of the Indemnified Parties, reimburse, the Indemnified Parties for the payment of reasonable fees and disbursements of attorneys, engineers, environmental consultants, laboratories and other professionals in connection therewith.

6.

Definitions.  Capitalized terms used herein and not specifically defined herein shall have the respective meanings ascribed to such terms in the Loan Agreement.  As used in this Agreement, the following terms shall have the following meanings:

The term “Environmental Law” means any present and future federal, state and local laws, statutes, ordinances, rules, regulations and the like, as well as common law, relating to protection of human health or the environment, relating to Hazardous Substances, relating to liability for or costs of other actual or threatened danger to human health or the environment.  The term “Environmental Law” includes, but is not limited to, the following statutes, as amended, any successor thereto, and any regulations promulgated pursuant thereto, and any state or local statutes, ordinances, rules, regulations and the like addressing similar issues: the Comprehensive Environmental Response, Compensation and Liability Act; the Emergency Planning and Community Right-to-Know Act; the Hazardous Substances Transportation Act; the Resource Conservation and Recovery Act (including but not limited to Subtitle I relating to underground storage tanks); the Solid Waste Disposal Act; the Clean Water Act; the Clean Air Act; the Toxic Substances Control Act; the Safe Drinking Water Act; the Occupational Safety and Health Act; the Federal Water Pollution Control Act; the Federal Insecticide, Fungicide and Rodenticide Act; the Endangered Species Act; the National Environmental Policy Act; and the River and Harbors Appropriation Act.  The term “Environmental Law” also includes, but is not limited to, any present and future federal, state and local laws, statutes ordinances, rules, regulations and the like, as well as common law, conditioning transfer of property upon a negative declaration or other approval of a Governmental Authority of the environmental condition of the Property; requiring notification or disclosure of Releases of Hazardous Substances or other environmental condition of the Property to any Governmental Authority or other Person, whether or not in connection with transfer of title to or interest in property; imposing conditions or requirements in connection with permits or other authorization for lawful activity; relating to nuisance, trespass or other causes of action related to the environmental conditions of the Property; or relating to wrongful death, personal injury, or property or other damage in connection with any environmental condition or use or presence of Hazardous Substances on or at the Property.

The term “Hazardous Substances” includes but is not limited to any and all substances (whether solid, liquid or gas) defined, listed, or otherwise classified as pollutants, hazardous wastes, hazardous substances, hazardous materials, extremely hazardous wastes, or words of similar meaning or regulatory effect under any present or future Environmental Laws or that may have a negative impact on human health or the environment, including but not limited to petroleum and petroleum products, asbestos and asbestos-containing materials, polychlorinated biphenyls, lead, radon, radioactive materials, flammables, explosives, mold, mycotoxins, microbial matter and airborne pathogens (naturally occurring or otherwise), but excluding substances of kinds and in amounts ordinarily and customarily used or stored in similar properties for the purposes of cleaning or other maintenance or operations and otherwise in compliance with all Environmental Laws.

The term “Indemnified Parties” includes Indemnitee, its designee (whether or not it is Indemnitee), any Person who is or will have been involved in the origination of the Loan, any Person who is or will have been involved with the servicing of the Loan, any Person in whose name the encumbrance created by the Mortgages is or will have been recorded, any Person who may hold or acquire or will have held a full or partial interest in the Loan (including, but not limited to, Investors (defined below) or prospective Investors in the Securities), as well as custodians, trustees and other fiduciaries who hold or have held a full or partial interest in the Loan for the benefit of third parties), any Affiliate of Lender that has filed any registration statement relating to a Securitization or has acted as the sponsor or depositor in connection with a Securitization, any Affiliate of Lender that acts as an underwriter, placement agent or initial purchaser of Securities issued in the Securitization, any other co-underwriters, co-placement agents or co-initial purchasers of Securities issued in the Securitization, as well as the respective directors, officers, shareholders, partners, employees, agents, servants, representatives, contractors, subcontractors, affiliates, subsidiaries, participants, successors and assigns of any and all of the foregoing (including, but not limited to, any other Person who holds or acquires, or will have held, a participation or other full or partial interest in the Loan or the Property, whether during the term of the Loan or as a part of or following a foreclosure of the Loan and including, but not limited to, any successors by merger, consolidation or acquisition of all or a substantial portion of Indemnitee’s assets and business) and each Person or entity who Controls any such Person within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act.

The term “Investors” means collectively, any purchaser, transferee, assignee, servicer, participant or investor of or in the Loan or the Securities.

The term “Legal Action” means any claim, suit or proceeding, whether administrative or judicial in nature.

The term “Losses” includes any losses, damages, costs, fees, expenses, claims, suits, judgments, awards, liabilities (including but not limited to strict liabilities), obligations, debts, diminutions in value, fines, penalties, charges, costs of Remediation (whether or not performed voluntarily), amounts paid in settlement, foreseeable and unforeseeable consequential damages, litigation costs, reasonable attorneys’ fees, engineers’ fees, environmental consultants’ fees, and investigation costs (including but not limited to costs for sampling, testing and analysis of soil, water, air, building materials, and other materials and substances whether solid, liquid or gas), of whatever kind or nature, and whether or not incurred in connection with any judicial or administrative proceedings, actions, claims, suits, judgments or awards.

The term “Release” with respect to any Hazardous Substance includes but is not limited to any release, deposit, discharge, emission, leaking, spilling, seeping, migrating, injecting, pumping, pouring, emptying, escaping, dumping, disposing or other movement of Hazardous Substances.

The term “Remediation” includes but is not limited to any response, remedial, removal, or corrective action; any activity to clean up, detoxify, decontaminate, contain or otherwise remediate any Hazardous Substance; any actions to prevent, cure or mitigate any Release of any Hazardous Substance; any action to comply with any Environmental Laws or with any permits issued pursuant thereto; any inspection, investigation, study, monitoring, assessment, audit, sampling and testing, laboratory or other analysis, or evaluation relating to any Hazardous Substances.

7.

Unimpaired Liability.  The liability of Indemnitor under this Agreement shall in no way be limited or impaired by, and Indemnitor hereby consents to and agrees to be bound by, any amendment or modification of the provisions of the Note, the Loan Agreement, the Mortgages or any other Loan Document to or with Indemnitee by Indemnitor or any Person who succeeds Indemnitor or any Person as owner of the Property.  In addition, the liability of Indemnitor under this Agreement shall in no way be limited or impaired by (i) any extensions of time for performance required by the Note, the Loan Agreement, the Mortgages or any of the other Loan Documents, (ii) any sale or transfer of all or part of the Property, (iii) except as provided herein, any exculpatory provision in the Note, the Loan Agreement, the Mortgages, or any of the other Loan Documents limiting Indemnitee’s recourse to the Property or to any other security for the Note, or limiting Indemnitee’s rights to a deficiency judgment against Indemnitor, (iv) the accuracy or inaccuracy of the representations and warranties made by Indemnitor under the Note, the Loan Agreement, the Mortgages or any of the other Loan Documents or herein, (v) the release of Indemnitor or any other Person from performance or observance of any of the agreements, covenants, terms or conditions contained in any of the other Loan Documents by operation of law, Indemnitee’s voluntary act, or otherwise, (vi) the release or substitution in whole or in part of any security for the Loan, or (vii) Indemnitee’s failure to record the Mortgages or file any UCC financing statements (or Indemnitee’s improper recording or filing of any thereof) or to otherwise perfect, protect, secure or insure any security interest or lien given as security for the Loan; and, in any such case, whether with or without notice to Indemnitor and with or without consideration.

8.

Enforcement.  The Indemnified Parties may enforce the obligations of Indemnitor without first resorting to or exhausting any security or collateral or without first having recourse to the Note, the Loan Agreement, the Mortgages, or any other Loan Documents or any of the Property, through foreclosure proceedings or otherwise, provided, however, that nothing herein shall inhibit or prevent Indemnitee from suing on the Note, foreclosing, or exercising any power of sale under, the Mortgages, or exercising any other rights and remedies thereunder.  This Agreement is not collateral or security for the Debt, unless Indemnitee expressly elects in writing to make this Agreement additional collateral or security for the Debt, which Indemnitee is entitled to do in its sole and absolute discretion.  It is not necessary for an Event of Default to have occurred for the Indemnified Parties to exercise their rights pursuant to this Agreement.  Notwithstanding any provision of the Loan Agreement, the obligations pursuant to this Agreement are exceptions to any non-recourse or exculpation provision of the Loan Agreement; Indemnitor is fully and personally liable for such obligations, and such liability is not limited to the original or amortized principal balance of the Loan or the value of the Property.

9.

Survival.  The obligations and liabilities of Indemnitor under this Agreement shall fully survive indefinitely notwithstanding any termination, satisfaction, assignment, entry of a judgment of foreclosure, exercise of any power of sale, or delivery of a deed in lieu of foreclosure of any of the Mortgages.  Notwithstanding the provisions of this Agreement to the contrary, the liabilities and obligations of Indemnitor hereunder shall not apply to the extent that Indemnitor can prove that such liabilities and obligations arose solely from Hazardous Substances that:  (a) were not present on or a threat to the Property prior to the date that Indemnitee or its nominee acquired title to the Property, whether by foreclosure, exercise of power of sale or otherwise and (b) were not the result of any act or negligence of Indemnitor or any of Indemnitor’s affiliates, agents or contractors.

10.

Interest.  Any amounts payable to any Indemnified Parties under this Agreement shall become immediately due and payable on demand and, if not paid within thirty (30) days of such demand therefor, shall bear interest at the lesser of (a) the Default Rate or (b) the maximum interest rate which Indemnitor may by law pay or the Indemnified Parties may charge and collect, from the date payment was due, provided that the foregoing shall be subject to the provisions of Article 4 of the Note.

11.

Waivers.

(a)

Indemnitor hereby waives (i) any right or claim of right to cause a marshaling of Indemnitor’s assets or to cause Indemnitee or the other Indemnified Parties to proceed against any of the security for the Loan before proceeding under this Agreement against Indemnitor; (ii) and relinquishes all rights and remedies accorded by applicable law to indemnitors or guarantors, except any rights of subrogation which Indemnitor may have, provided that the indemnity provided for hereunder shall neither be contingent upon the existence of any such rights of subrogation nor subject to any claims or defenses whatsoever which may be asserted in connection with the enforcement or attempted enforcement of such subrogation rights including, without limitation, any claim that such subrogation rights were abrogated by any acts of Indemnitee or the other Indemnified Parties; (iii) the right to assert a counterclaim, other than a mandatory or compulsory counterclaim, in any action or proceeding brought against or by Indemnitee or the other Indemnified Parties; (iv) notice of acceptance hereof and of any action taken or omitted in reliance hereon; (v) presentment for payment, demand of payment, protest or notice of nonpayment or failure to perform or observe, or other proof, or notice or demand; and (vi) all homestead exemption rights against the obligations hereunder and the benefits of any statutes of limitations or repose.  Notwithstanding anything to the contrary contained herein, Indemnitor hereby agrees to postpone the exercise of any rights of subrogation with respect to any collateral securing the Loan until the Loan shall have been paid in full.

(b)

INDEMNITOR AND INDEMNITEE HEREBY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, THE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM, WHETHER IN CONTRACT, TORT OR OTHERWISE, RELATING DIRECTLY OR INDIRECTLY TO THE LOAN EVIDENCED BY THE NOTE, THE APPLICATION FOR THE LOAN EVIDENCED BY THE NOTE, THE NOTE, THE MORTGAGES, THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY ACTS OR OMISSIONS OF ANY INDEMNIFIED PARTIES IN CONNECTION THEREWITH.

12.

Subrogation.  Indemnitor shall take any and all reasonable actions, including institution of legal action against third parties, necessary or appropriate to obtain reimbursement, payment or compensation from such Person responsible for the presence of any Hazardous Substances at, in, on, under or near the Property or otherwise obligated by law to bear the cost.  The Indemnified Parties shall be and hereby are subrogated to all of Indemnitor’s rights now or hereafter in such claims.

13.

Indemnitor’s Representations and Warranties.  Indemnitor represents and warrants that:

(a)

if Indemnitor is a corporation, a limited liability company, a statutory trust or partnership, it has the full corporate/ limited liability company/ partnership/ trust power and authority to execute and deliver this Agreement and to perform its obligations hereunder; the execution, delivery and performance of this Agreement by Indemnitor has been duly and validly authorized; and all requisite corporate/ limited liability company/ partnership/ trust action has been taken by Indemnitor to make this Agreement valid and binding upon Indemnitor, enforceable in accordance with its terms;

(b)

if Indemnitor is a corporation, a limited liability company, a statutory trust or a partnership, its execution of, and compliance with, this Agreement is in the ordinary course of business of Indemnitor and will not result in the breach of any term or provision of the charter, by-laws, partnership, operating or trust agreement, or other governing instrument of Indemnitor or result in the breach of any term or provision of, or conflict with or constitute a default under, or result in the acceleration of any obligation under, any agreement, indenture or loan or credit agreement or other instrument to which Indemnitor or the Property is subject, or result in the violation of any law, rule, regulation, order, judgment or decree to which Indemnitor or the Property is subject;

(c)

to the best of Indemnitor’s knowledge, there is no action, suit, proceeding or investigation pending or threatened against it which, either in any one instance or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of Indemnitor, or in any material impairment of the right or ability of Indemnitor to carry on its business substantially as now conducted, or in any material liability on the part of Indemnitor, or which would draw into question the validity of this Agreement or of any action taken or to be taken in connection with the obligations of Indemnitor contemplated herein, or which would be likely to impair materially the ability of Indemnitor to perform under the terms of this Agreement;

(d)

it does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement;

(e)

to the best of Indemnitor’s knowledge, no approval, authorization, order, license or consent of, or registration or filing with, any governmental authority or other person, and no approval, authorization or consent of any other party is required in connection with this Agreement; and

(f)

this Agreement constitutes a valid, legal and binding obligation of Indemnitor, enforceable against it in accordance with the terms hereof.

14.

No Waiver.  No delay by any Indemnified Party in exercising any right, power or privilege under this Agreement shall operate as a waiver of any such privilege, power or right.

15.

Notice of Legal Actions.  Each party hereto shall, within five (5) business days of receipt thereof, give written notice to the other party hereto of (i) any notice, advice or other communication from any Governmental Authority or any source whatsoever with respect to Hazardous Substances on, from or affecting the Property, and (ii) any legal action brought against such party or related to the Property, with respect to which Indemnitor may have liability under this Agreement.  Such notice shall comply with the provisions of Section 18 hereof.

16.

Examination of Books and Records.  The Indemnified Parties and their accountants shall have the right to examine the records, books, management and other papers of Indemnitor which reflect upon its financial condition, at the Property or at the office regularly maintained by Indemnitor where the books and records are located.  The Indemnified Parties and their accountants shall have the right to make copies and extracts from the foregoing records and other papers.  In addition, at reasonable times and upon reasonable notice, the Indemnified

Parties and their accountants shall have the right to examine and audit the books and records of Indemnitor pertaining to the income, expenses and operation of the Property during reasonable business hours at the office of Indemnitor where the books and records are located.

17.

Taxes.  Indemnitor has filed all federal, state, county, municipal, and city income and other tax returns required to have been filed by it and has paid all taxes and related liabilities which have become due pursuant to such returns or pursuant to any assessments received by it.  Indemnitor has no knowledge of any basis for any additional assessment in respect of any such taxes and related liabilities for prior years.

18.

Notices.  All notices or other written communications hereunder shall be made in accordance with Section 10.6 of the Loan Agreement.

19.

Duplicate Originals; Counterparts.  This Agreement may be executed in any number of duplicate originals and each duplicate original shall be deemed to be an original.  This Agreement may be executed in several counterparts, each of which counterparts shall be deemed an original instrument and all of which together shall constitute a single Agreement.  The failure of any party hereto to execute this Agreement, or any counterpart hereof, shall not relieve the other signatories from their obligations hereunder.

20.

No Oral Change.  This Agreement, and any provisions hereof, may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of Indemnitor or any Indemnified Party, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.

21.

Headings, Etc.  The headings and captions of various paragraphs of this Agreement are for convenience of reference only and are not to be construed as defining or limiting, in any way, the scope or intent of the provisions hereof.

22.

Number and Gender/Successors and Assigns.  All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the Person referred to may require.  Without limiting the effect of specific references in any provision of this Agreement, the term “Indemnitor” shall be deemed to refer to each and every Person comprising an Indemnitor from time to time, as the sense of a particular provision may require, and to include the heirs, executors, administrators, legal representatives, successors and assigns of Indemnitor, all of whom shall be bound by the provisions of this Agreement, provided that no obligation of Indemnitor may be assigned except with the written consent of Indemnitee.  Each reference herein to Indemnitee shall be deemed to include its successors and assigns.  This Agreement shall inure to the benefit of Indemnified Parties and their respective successors and assigns forever.

23.

Release of Liability.  Any one or more parties liable upon or in respect of this Agreement may be released without affecting the liability of any party not so released.

24.

Rights Cumulative.  The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies which Indemnitee has under the Note, the Mortgages, the Loan Agreement or the other Loan Documents or would otherwise have at law or in equity.

25.

Inapplicable Provisions.  If any term, condition or covenant of this Agreement shall be held to be invalid, illegal or unenforceable in any respect, this Agreement shall be construed without such provision.

26.

Governing Law.

(a)

THIS AGREEMENT WAS NEGOTIATED IN THE STATE OF NEW YORK, AND MADE BY INDEMNITOR AND ACCEPTED BY INDEMNITEE IN THE STATE OF NEW YORK, AND THE PROCEEDS OF THE NOTE SECURED HEREBY WERE DISBURSED FROM THE STATE OF NEW YORK, WHICH STATE THE PARTIES AGREE HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND TO THE UNDERLYING TRANSACTION EMBODIED HEREBY, AND IN ALL RESPECTS, INCLUDING, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AGREEMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE (WITHOUT REGARD TO PRINCIPLES OF CONFLICT LAWS) AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA, EXCEPT THAT AT ALL TIMES THE PROVISIONS FOR THE CREATION, PERFECTION, AND ENFORCEMENT OF THE LIENS AND SECURITY INTERESTS CREATED PURSUANT HERETO AND PURSUANT TO THE OTHER LOAN DOCUMENTS WITH RESPECT TO THE PROPERTY SHALL BE GOVERNED BY AND CONSTRUED ACCORDING TO THE LAW OF THE STATE IN WHICH THE PROPERTY IS LOCATED, IT BEING UNDERSTOOD THAT, TO THE FULLEST EXTENT PERMITTED BY THE LAW OF SUCH STATE, THE LAW OF THE STATE OF NEW YORK SHALL GOVERN THE CONSTRUCTION, VALIDITY AND ENFORCEABILITY OF ALL LOAN DOCUMENTS AND ALL OF THE OBLIGATIONS ARISING HEREUNDER OR THEREUNDER.  TO THE FULLEST EXTENT PERMITTED BY LAW, INDEMNITOR HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS AGREEMENT AND THE NOTE, AND THIS AGREEMENT AND THE NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK PURSUANT TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

(b)

ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST INDEMNITEE OR INDEMNITOR ARISING OUT OF OR RELATING TO THIS AGREEMENT MAY AT INDEMNITEE’S OPTION BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN THE CITY OF NEW YORK, COUNTY OF NEW YORK, PURSUANT TO SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, AND INDEMNITOR WAIVES ANY OBJECTIONS WHICH IT MAY NOW OR HEREAFTER HAVE BASED ON VENUE AND/OR FORUM NON CONVENIENS OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND INDEMNITOR HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING.  INDEMNITOR DOES HEREBY DESIGNATE AND APPOINT:

CT Corporation System

111 8th Avenue

New York, New York 10011

AS ITS AUTHORIZED AGENT TO ACCEPT AND ACKNOWLEDGE ON ITS BEHALF SERVICE OF ANY AND ALL PROCESS WHICH MAY BE SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY FEDERAL OR STATE COURT IN NEW YORK, NEW YORK, AND AGREES THAT SERVICE OF PROCESS UPON SAID AGENT AT SAID ADDRESS AND WRITTEN NOTICE OF SAID SERVICE MAILED OR DELIVERED TO INDEMNITOR IN THE MANNER PROVIDED HEREIN SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON INDEMNITOR IN ANY SUCH SUIT, ACTION OR PROCEEDING IN THE STATE OF NEW YORK.  INDEMNITOR (I) SHALL GIVE PROMPT NOTICE TO INDEMNITEE OF ANY CHANGED ADDRESS OF ITS AUTHORIZED AGENT HEREUNDER, (II) MAY AT ANY TIME AND FROM TIME TO TIME DESIGNATE A SUBSTITUTE AUTHORIZED AGENT WITH AN OFFICE IN NEW YORK, NEW YORK (WHICH SUBSTITUTE AGENT AND OFFICE SHALL BE DESIGNATED AS THE PERSON AND ADDRESS FOR SERVICE OF PROCESS), AND (III) SHALL PROMPTLY DESIGNATE SUCH A SUBSTITUTE IF ITS AUTHORIZED AGENT CEASES TO HAVE AN OFFICE IN NEW YORK, NEW YORK OR IS DISSOLVED WITHOUT LEAVING A SUCCESSOR.

27.

Miscellaneous.

(a)

Wherever pursuant to this Agreement (i) Indemnitee exercises any right given to it to approve or disapprove, (ii) any arrangement or term is to be satisfactory to Indemnitee, or (iii) any other decision or determination is to be made by Indemnitee, the decision of Indemnitee to approve or disapprove, all decisions that arrangements or terms are satisfactory or not satisfactory and all other decisions and determinations made by Indemnitee, shall be in the sole and absolute discretion of Indemnitee and shall be final and conclusive, except as may be otherwise expressly and specifically provided herein.

(b)

Wherever pursuant to this Agreement it is provided that Indemnitor pay any costs and expenses, such costs and expenses shall include, but not be limited to, legal fees and disbursements of Indemnitee, whether retained firms, the reimbursements for the expenses of the in-house staff or otherwise.

(c)

If Indemnitor consists of more than one person or party, the obligations and liabilities of each such person or party hereunder shall be joint and several.

28.

State Specific Provisions.  In the event of any inconsistencies between the other terms and conditions of this Agreement and this Section 28, the terms and conditions of this Section 28 shall control and be binding.

(a)

With respect to the foregoing provisions contained in this Agreement, the following shall apply with respect to the State of California:

a.

The second paragraph of Article 6 of this Agreement is hereby amended by inserting in the second sentence thereof after the text “the River and Harbors Appropriation Act” the following text:

“the Porter-Cologne Water Cleanup Act, the Waste Management Act of 1980, the Toxic Pit Cleanup Act, the Underground Tank Act of 1984, the California Waste Quality Improvement Act, California Health and Safety Code Sections 25117 and 25316,”

b.

This Agreement is not collateral or security for the debt of Indemnitor pursuant to the Loan unless Indemnitee expressly elects in writing to make this Agreement additional collateral or security for the debt of Indemnitor pursuant to the Loan, which Indemnitee is entitled to do in its sole discretion.

To the extent any of the obligations of Indemnitor under the Loan, this Agreement or any other Loan Document are deemed to constitute a guaranty, Indemnitor waives all rights and defenses that Indemnitor may have because the Debt is secured by real property.  This means, among other things:  (i) Indemnitee or any other Indemnified Party may collect from Indemnitor with respect to such obligation without first foreclosing on any real or personal property collateral pledged by Indemnitee, (ii) if Indemnitee or any other Indemnified Party forecloses on any real property collateral pledged by any such Indemnitor:  (y) the amount of the Debt may be reduced only by the price for which such real property collateral is sold at the foreclosure sale, even if such real property collateral is worth more than the sale price, and (z) Indemnitee  or any other Indemnified Party may collect from Indemnitor with respect to such obligation even if Indemnitee or any other Indemnified Party, by foreclosing on such real property collateral, has destroyed any right such Indemnitor may have to collect from Indemnitee.  This is an unconditional and irrevocable waiver of any rights and defenses Indemnitor may have to any of the obligations of Indemnitor in the nature of a guaranty under the Loan, this Agreement or any other Loan Document because the Debt is secured by real property.  These rights and defenses include, but are not limited to, any rights or defenses based upon Sections 580a, 580b, 580d or 726 of the California Code of Civil Procedure.  Indemnitor waives all rights and defenses arising out of an election of remedies by Indemnitee or any other Indemnified Party, even though that election of remedies, such as a nonjudicial foreclosure with respect to security for a guaranteed obligation, has destroyed Indemnitor’s rights of subrogation and reimbursement against the principal by the operation of Section 580d of the California Code of Civil Procedure or otherwise.

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IN WITNESS WHEREOF, this Agreement has been executed by Indemnitor and is effective as of the day and year first above written.

INDEMNITOR:

INLAND DIVERSIFIED ELK GROVE CALVINE, L.L.C., a Delaware limited liability company

By:

Inland Diversified Real Estate Trust, Inc.,

a Maryland corporation, its sole member

By:

/s/ Barry L. Lazarus

Name:

Barry L. Lazarus

Title:

President

INLAND DIVERSIFIED LAKE CITY COMMONS, L.L.C., a Delaware limited liability company

By:

Inland Diversified Real Estate Trust, Inc.,

a Maryland corporation, its sole member

By:

/s/ Barry L. Lazarus

Name:

Barry L. Lazarus

Title:

President

INLAND DIVERSIFIED OMAHA WHISPERING RIDGE, L.L.C., a Delaware limited liability company

By:

Inland Diversified Real Estate Trust, Inc.,

a Maryland corporation, its sole member

By:

/s/ Barry L. Lazarus

Name:

Barry L. Lazarus

Title:

President

SCHEDULE A

BORROWER

Inland Diversified Elk Grove Calvine, L.L.C., a Delaware limited liability company

Inland Diversified Lake City Commons, L.L.C., a Delaware limited liability company

Inland Diversified Omaha Whispering Ridge, L.L.C., a Delaware limited liability company

EXHIBIT A

DESCRIPTION OF LAND

Inland Diversified Elk Grove Calvine, L.L.C (Elk Grove) Property:

THE LAND REFERRED TO HEREIN BELOW IS SITUATED IN THE CITY OF ELK GROVE, COUNTY OF SACRAMENTO, STATE OF CALIFORNIA, AND IS DESCRIBED AS FOLLOWS:

PARCEL ONE:

Parcel 1, as shown on that certain Parcel Map titled "Calvine Pointe Kohl's Parcel", recorded in Book 204 of Parcel Maps, Page 6, Sacramento County Records.

Together with transfer Parcel 1 described as follows:

Being a portion of that certain parcel of land as described in Book 20041021 at Page 2297, Official Records of Sacramento County as shown on that certain Parcel Map filed in Book 204 Page 6, records of Sacramento County, more particularly described as follows:

Beginning at the Easterly terminus of the certain course in the Northerly boundary of said Parcel 1 having a bearing and distance of North 89° 33' 08" East, 157.82 feet; thence from said point of beginning along the Easterly line of said parcel, South 00° 11' 57" West, a distance of 34.82 feet to the Southerly line of said parcel; thence leaving said Easterly line, North 89° 50' 07" East, a distance of 43.35 feet; thence North 00° 11' 57" East, a distance of 34.61 feet to a point on the Southerly line of Calvine Road (50' wide) as shown on said Parcel Map; thence along said Southerly line, North 89° 33' 08" West, a distance of 43.35 feet to the point of beginning.

Excepting therefrom all those portions of said parcel included within Parcel 1 as shown on that certain Parcel Map filed in Book 204, Page 6 of Parcel Maps, records of Sacramento County, more particularly described as follows:

Transfer Parcel 2:

Beginning at the Southerly terminus of the certain course in the Easterly boundary of said parcel having a bearing and distance of North 00° 17' 49" East, 138.58 feet; thence from said point of beginning, along the Southerly prolongation of said Easterly line, South 00° 17' 49" West, a distance of 4.86 feet; thence South 89° 48' 03" East, a distance of 87.52 feet to a point on the East line of said parcel, said line having a bearing and distance of South 00° 11' 57" West, 5.00 feet; thence along said East line, North 00° 11' 57" East, a distance of 4.86 feet to a point on the Northerly line of said parcel; thence along said Northerly line, North 89° 48' 03" West, a distance of 87.51 feet to the point of beginning;

Transfer Parcel 3:

Beginning at the Southerly terminus in the East line of said Parcel 1, said line having a bearing and distance of South 00° 11' 57" West, 5.00 feet; thence along the Northerly line of said Parcel 1, South 89° 48' 03" East, a distance of 173.95 feet; thence leaving said Northerly line, South 00° 12' 22" West, a distance of 4.18 feet; thence North 89° 48' 03" West, a distance of 173.95 feet to the Southerly prolongation of said East line of Parcel 1; thence along said prolongation, North 00° 11' 57" East, 4.18 feet to the point of beginning;

Transfer Parcel 4:

Beginning at the Easterly terminus of that certain course in the Northerly line of said Parcel 1, having a bearing of North 89° 48' 03" West and a distance of 257.07 feet; thence along said North line, North 89° 48' 03" West, a distance of 83.11 feet to a point on the East line of that certain parcel of land described in that certain document recorded in Book 20041021, at Page 2297, Official Records of said county; thence along the Southerly prolongation of said East line, South 00° 12' 22" West, a distance of 4.18 feet; thence North 89° 48' 03" East, a distance of 83.12 feet to the Southerly prolongation of the East line of said Parcel 1, said line having a bearing of North 00° 11' 57" East and a distance of 59.33 feet; thence along said prolongation, North 00° 11' 57" East, 4.18 feet to the point of beginning.

This legal description is pursuant to Lot Line Adjustment No. EG-08-023, recorded February 18, 2009 in Book 20090218, Page 1498, Official Records.

PARCEL TWO:

Non-exclusive reciprocal easements for ingress and egress by vehicular and pedestrian traffic and vehicle parking upon, over and across that portion of the property improved with roadways and paved parking areas, as more particularly described and set forth in the "Declaration of Covenants, Conditions, Restrictions and Provision for Reciprocal Easements", recorded November 22, 2005 in Book 20051122, at Page 2350, Official Records.

PARCEL THREE:

Non-exclusive easements for ingress, egress, parking, utility lines and facilities, signs, permanent drive, storm drainage and detention easements, pedestrian access and building encroachments, as more particularly described and set forth in the "Reciprocal  Easement Agreement", recorded March 30, 2007 in Book 20070330, at Page 1688, Official Records; as assigned and assumed by “Assignment and Assumption of Reciprocal Easement Agreement”, recorded June 29, 2007, in Book 20070629, at Page 2139, Official Records; amended by "First Amendment to Reciprocal Easement Agreement", recorded June 10, 2009 in Book 20090610, at Page 1180, Official Records and amended by "Second Amendment to Reciprocal Easement Agreement", recorded January 14, 2010 in Book 20100114, at Page 0710, Official Records.

PARCEL FOUR:

Non-exclusive easements for ingress and egress of motor vehicles and pedestrians, as more particularly described and set forth in the "Declaration (and Notice) of Covenant to Grant Reciprocal Access (Calvine Pointe Shopping Center)" dated July 9, 2007, executed by Calvine South, LLC, a California limited liability company  recorded July 9, 2007, Book 20070709, Page 0422, of Official Records.

APN: 115-2010-004-0000

Inland Diversified Lake City Commons, L.L.C. (Lake City Commons) Property:

PARCEL I:

Parcel A:

A parcel of land located in Section 36, Township 3 South, Range 16 East, Columbia County, Florida, being more particularly described as follows:

Commence at the Northeast corner of the Southeast 1/4 of the Southeast 1/4 of Section 36, Township 3 South, Range 16 East, Columbia County, Florida and run Southerly along the East line of said Southeast 1/4 of the Southeast 1/4 of Section 36 a distance of 21.10 feet to a point on the Northerly right of way line of U.S. Highway 90, said point being a point on a curve concave to the Northwest having a radius of 4533.66 feet and a central angle of 02 degrees 28'29"; thence Southwesterly along the arc of said curve, being also the Northerly right of way line of U.S. Highway 90, a distance of 195.82 feet; thence South 64 degrees 00'20" West along said Northerly right of way line a distance of 508.63 feet; thence South 63 degrees 57'33" West still along said Northerly right of way line a distance of 589.92 feet to the Point of Beginning; thence continue South 63 degrees 57'33" West still along said Northerly right of way line a distance of 50.66 feet to the point of curve of a curve concave to the Northwest having a radius of 2250.58 feet and a central angle of 01 degrees 23'05"; thence Southwesterly along the arc of said curve, still being said Northerly right of way line, a distance of 54.39 feet; thence due North a distance of 57.59 feet; thence due East a distance of 27.34 feet; thence due North a distance of 138.00 feet; thence North 54 degrees 29'02" West a distance of 55.85 feet; thence due West a distance of 170.69 feet; thence South 00 degrees 00'20" West a  distance of 304.57 feet to a point on a curve concave to the Northwest having a radius of 2250.58 feet and a central angle of 07 degrees 50'04"; thence Southwesterly along the arc of said curve still being said Northerly right of way line, a distance of 307.74 feet; thence North 10 degrees 07'01" West a distance of 54.27 feet; thence due North a distance of 52.49 feet; thence North 15 degrees 26'27" East a distance of 37.79 feet; thence North 38 degrees 29'34" East a distance of 86.71 feet; thence North 55 degrees 39'57" East a distance of 114.32 feet; thence North 00 degrees 30'29" West a distance of 82.32 feet; thence South 87 degrees 30'00" West a distance of 95.93 feet; thence North 18 degrees 42'38" East a distance of 19.79 feet; thence North 30 degrees 58'19" East a distance of 85.06 feet; thence North 31 degrees 25'48" West a distance of 98.14 feet; thence North 23 degrees 25'54" East a distance of 51.34 feet; thence North 25 degrees 22'48" East a distance of 72.46 feet; thence North 21 degrees 41'58" East a distance of 43.92 feet; thence North 36 degrees 12'32" East a distance of 151.75 feet; thence North 72 degrees 09'25" West a distance of 97.08 feet; thence North 34 degrees 19'09' East a distance of 61.62 feet; thence North 27 degrees 37'57" East a distance of 65.98 feet; thence North 00 degrees 52'36" West a distance of 26.98 feet; thence North 88 degrees 36'44' East a distance of 38.93 feet; thence North 02 degrees 11'57" East a distance of 169.89 feet; thence North 65 degrees 44'48" East a distance of 287.74 feet; thence South 53 degrees 39'33" East a distance of 396.24 feet; thence South 02 degrees 23'24" West a distance of 523.34 feet; thence South 63 degrees 58'08" West a distance of 219.84 feet; thence South 02 degrees 34'13" West a distance of 200.58 feet to the Point of Beginning.

AND

Parcel B:

A parcel of land located in Section 36, Township 3 South, Range 16 East, Columbia County, Florida, being more particularly described as follows:

Commence at the Northeast corner of the Southeast 1/4 of the Southeast 1/4 of Section 36, Township 3 South, Range 16 East, Columbia County, Florida and run Southerly along the East line of said Southeast 1/4 of the Southeast 1/4 of Section 36 a distance of 21.10 feet to a point on the Northerly right of way line of U.S. Highway 90, said point being a point on a curve concave to the Northwest having a radius of 4533.66 feet and a central angle of 02 degrees 28'29"; thence Southwesterly along the arc of said curve, being also the Northerly right of way line of U.S. Highway 90, a distance of 195.82 feet; thence South 64 degrees 00'20" West along said Northerly right of way line a distance of 508.63 feet; thence South 63 degrees 57'33" West. still along said northerly right of way line a distance of 369.34 feet to the Point of Beginning of the lands herein described; thence continue South 63 degrees 57'33" West, still along said northerly right of way line, a distance of 220.57 feet; thence North 02 degrees 34'13" East, a distance of 200.58 feet; thence North 63 degrees 58'08" East, a distance of 219.84 feet; thence South 02 degrees 23'24" West, a distance of 200.20 feet to the Point of Beginning.

Less and Excepting the following lands from Parcels A and B above:

Any portion contained in those certain Special Warranty Deeds recorded in Official Records Book 1141, page 959 (Parcel D) and Official Records Book 1156, page 489 (Parcel C), said public records.

Further Less and Excepting from Parcels A and B above:

“Parcel C”:

Commence at the Northeast corner of the Southeast 1/4 of the Southeast 1/4 of Section 36, Township 3 South, Range 16 East, Colombia County, Florida and run Southerly along the East line of said Southeast 1/4 of the Southeast 1/4 of Section 36 a distance of 21.10 feet to a point on the Northerly Right-of-Way line of U.S. Highway 90, said point being a point on a curve concave to the Northwest having a radius of 4533.66 feet and a central angle of 02°28'29"; thence Southwesterly along the arc of said curve, being also the Northerly Right-of-Way line of U.S. Highway 90, a distance of 195.82 feet; thence South 64°00'20" West along said Northerly Right-of-Way line a distance of 508.63 feet; thence South 63°57'33" West still along said Northerly Right-of-Way line a distance of 369.34 feet to the point of beginning; thence continue South 63°57'33" West still along said Northerly Right-of-Way line a distance of 129.52 feet to a point on a curve concave to tie Northeast having a radius of 90.00 feet and a central angle of 90°16'58"; thence Northwesterly along the arc of said curve a distance of 141.82 feet to the point of tangency of said curve; thence North a distance of 40.02 feet to the point of curve of a curve concave to the Southeast having a radius of 50.00 feet and a central angle of 28°35'19"; thence Northeasterly along the arc of said curve a distance of 24.95 feet to the point of compound curve of a curve concave to the South having a radius of 10.00 feet and a central angle of 62°32'05"; thence Easterly along the arc of said curve a distance of 10.91 feet; thence North 63°58'08" East a distance of 52.98 feet; thence North a distance of 106.42 feet; thence East  a distance of 153.82 feet; thence South 02°23'24" West a distance of 232.17 feet to the point of beginning.

“Parcel D”:

Commence at the Northeast corner of the Southeast 1/4 of the Southeast 1/4 of Section 36, Township 3 South, Range 16 East, Columbia County, Florida and run Southerly along the East line of said Southeast 1/4 of the Southeast 1/4 of Section 36 a distance of 21.10 feet to a point on the Northerly Right-of-Way line of U.S. Highway 90, said point being a point on a curve concave to the Northwest having a radius of 4533.66 feet and a central angle of 02°28'29"; thence Southwesterly along the arc of said curve, being also the Northerly Right-of-Way line of U.S. Highway 90, a distance of 195.82 feet, thence South 64°00'20" West along said Northerly Right-of-Way line a distance of 508.63 feet; thence South 63°57'33" West still along said Northerly Right-of-Way line a distance of 640.58 feet to the point of curve of a curve concave to the Northwest having a radius of 2250.58 feet and a central angle of 12°54'30"; thence Southwesterly along the arc of said curve, being still said Northerly Right-of-Way line, a distance of 258.23 feet to the point of beginning; thence continue Southwesterly along the arc of said curve, being still said Northerly Right-of-Way line, a distance of 248.82 feet; thence North 16°38'20" West a distance of 152.78 feet; thence North 38°29'34" East a distance of 65.39 feet; thence North 55°39'57" East a distance of 114.32 feet; thence South 89°59'40" East a distance of 147.36 feet; thence South 00°00'20" West a distance of 192.23 feet to the point of beginning.

Further Less and Excepting from Parcels A and B above:

"Parcel E":

A parcel of land located in Section 36, Township 3 South, Range 16 East, Columbia County, Florida, being more particularly described as follows:

Commence at the Northeast corner of the Southeast 1/4 of the Southeast 1/4 of Section 36, Township 3 South, Range 16 East, Columbia County, Florida and run Southerly along the East line of said Southeast 1/4 of the Southeast 1/4 of Section 36 a distance of 21.10 feet to a point on the Northerly right of way line of U.S. Highway 90, said point being a point on a curve concave to the Northwest having a radius of 4533.66 feet and a central angle of 02 degrees 28'29"; thence Southwesterly along the arc of said curve, being also the Northerly right of way line of U.S. Highway 90, a distance of 195.82 feet; thence South 64 degrees 00'20" West along said Northerly right of way line a distance of 508.63 feet; thence South 63 degrees 57'33" West. still along said northerly right of way line a distance of 369.34 feet; thence North 02 degrees 23'24" East, a distance of 232.17 feet to the Point of Beginning; thence due west a distance of 153.82 feet; thence due north a distance of 220.64 feet; thence North 40 degrees 54'42" West, a distance of 19.80 feet; thence North 00 degrees 35'48" East, a distance of 261.29 feet; thence due East, a distance of 139.16 feet; thence South 82 degrees 33'01" East, a distance of 45.78 feet; thence South 02 degrees 23'24" West, a distance of 491.37 feet to the Point of Beginning.

PARCEL II:

Together with those appurtenant easements created in (i) that certain Restrictive Covenants and Easement Agreement recorded July 5, 2007, in Official Records Book 1124, Page 476, as Amended and Restated in Official Records Book 1141, page 929, re-recorded in Official Records Book 1142, page 2253, as affected by Subordination Agreement recorded in Official Records Book 1193, Page 1306, (ii) that certain Construction Easement Agreement recorded July 5, 2007, in Official Records Book 1124, Page 495, Public Records of Columbia County, Florida, (iii) that certain Declaration of Supplemental Restrictive Covenants and Easements recorded in Official Records Book 1198, page 306, as affected by letter of City of Lake City, Department of Growth Management, recorded in Official Records Book 1199, Page 2146, Public Records of Columbia County, Florida, amended and restated by Amended and Restated Declaration of Supplemental Restrictive Covenants and Easements recorded on August 31, 2010 in Official Records Book 1200, page 1357.

PARCEL III:

Together with those appurtenant easements created in that certain Slope and Construction Easement Agreement recorded July 5, 2007, in Official Records Book 1124, Page 502, Public Records of Columbia County, Florida.

Inland Diversified Omaha Whispering Ridge, L.L.C., a Delaware limited liability company (Whispering Ridge Property):

Parcel 1:

Lot Two (2) and Outlot A, Whispering Ridge Replat Seven, a subdivision, as surveyed, platted and recorded as Instrument No. 2006-103752 in Douglas County, Nebraska.

Parcel 2:

Outlot E, Whispering Ridge, a subdivision, as surveyed, platted and recorded as Instrument No. 2002-01293 in Douglas County, Nebraska.

Parcel 3:

Together with the benefits and subject to the burdens of easements for signs, ingress, egress, parking, and utilities as created by the following instruments filed of record, to-wit:

(1)

ECR Declaration recorded December 19, 2003 as Inst. No. 2003-245123.

As amended by Amendment to Covenants recorded September 17, 2004 as Inst. No. 2004-123715.

As assigned by Assignment of Declarant Rights under ECR Declaration recorded September 8, 2006 as Inst. No. 2006-103755.

As amended by Second Amendment to ECR Declaration recorded July 27, 2010, as Inst. No. 2010066087.

(2)

Pylon Sign Easement recorded December 19, 2003 as Inst. No. 2003-245121.

As assigned by Assignment of Declarant Rights under Pylon Sign Easement Declaration recorded September 8, 2006 as Inst. No. 2006-103756.

As further assigned by Assignment of Rights and Obligations Under Easements recorded _____ as Inst. No. _____.

(3)

Sign Easement Agreement recorded September 8, 2006 as Inst. No. 2006-103759.

As assigned by Assignment of Rights and Obligations Under Easements recorded _____ as Inst. No. _____.

(4)

Operating and Easement Agreement recorded September 8, 2006, as Inst. No. 2006-103758.

As amended by First Amendment to Operation and Easement Agreement recorded February 14, 2007, as Inst. No. 2007017797.

As amended by Second Amendment to Operation and Easement Agreement recorded November 6, 2008, as Inst. No. 2008108020.

Consent to Second Amendment to Operation and Easement Agreement recorded __________, as Inst. No. _____________.